As filed with the Securities and Exchange Commission on December 13, 2007

Registration Statement No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUIXOTE CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	36-2675371
(State of Incorporation)	(I.R.S. Employer Identification No.)

Thirty-Five East Wacker Drive Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

QUIXOTE CORPORATION 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(Full title of the Plan)

Joan R. Riley

Vice President, Secretary and General Counsel

Quixote Corporation

Thirty-Five East Wacker Drive

Chicago, Illinois  60601

312-705-8410

(Name and address of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount Being Registered		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $.01 – 2/3 par value(3)	100,000 Shares	(4)	$18.675	$1,867,500	$57.33

(1)

This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Quixote Corporation 2001 Non-Employee Director Stock Option Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Quixote Corporation.

(2)	Estimated solely for purposes of calculating the registration fee under Rule 457(h), based upon the average of the high and low prices as reported by the NASDAQ Global Market on December 11, 2007.

(3)	Includes the preferred stock purchase rights associated with the Common Stock which will be issued for no additional consideration.

(4)	Represents an additional 100,000 shares of Common Stock issuable under the Plan.

INTRODUCTION

This Registration Statement relates to an additional 100,000 shares of Common Stock issuable pursuant to the Plan and consists only of those items required by General Instructions E to Form S-8.

INCORPORATION OF PREVIOUSLY FILED

REGISTRATION STATEMENT

The contents of the Registration Statement on Form S-8 (Registration No. 333-83404) filed with the Securities and Exchange Commission on February 26, 2002 and the Registration Statement on Form S-8 (Registration No. 333-120850) filed with the Securities and Exchange Commission on November 30, 2004 are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                  INCORPORATION OF DOCUMENTS BY REFERENCE

Quixote Corporation (the “Company”) hereby incorporates into this Registration Statement by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) (File No. 001-08123):

(a)           The Company’s Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the “Securities Exchange Act”) for the fiscal year ended June 30, 2007, filed on September 12, 2007.

(b)           The Company’s Quarterly Report for the quarter ended September 30, 2007 on Form 10-Q, filed with the Commission on November 9, 2007.

(c)           The Company’s Current Reports on Form 8-K filed with the Commission on November 2, 2007 and November 19, 2007.

(d)           The Company’s definitive Proxy Statement on Schedule 14A for the annual meeting of stockholders on November 15, 2007, filed with the Commission on October 3, 2007;

(e)           The description of the Common Stock of the Company contained in the registration statement filed by the Company under the Securities Exchange Act, including any amendment or report file for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.  Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.                  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock being registered pursuant to this Registration Statement has been passed upon by Joan R. Riley, Esq., Vice President, Secretary and General Counsel of the Company.  Ms. Riley beneficially owns or has the right to acquire under the Company’s employee benefit plans, an aggregate of less than 1.5% of the shares of Common Stock of the Company.

ITEM 6.                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company is subject to the Delaware General Corporation Law.  Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits.  Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified.  Delaware law further provides that a corporation may purchase indemnification insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the Delaware law.

The Company has adopted a provision within its By-Laws which provides that the Company will indemnify its officers and directors to the full extent permitted by Delaware law.  Furthermore, the Company is covered by insurance which will reimburse it for certain amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgment, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to law.

ITEM 8.                  EXHIBITS

4(a)         Restated Certificate of Incorporation dated February 4, 1998 filed as Exhibit 3(a) to the Registrant’s Form 10-Q Report for the quarter ended December 31, 1997, File No. 001-08123, and incorporated herein by reference; Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock dated July 24, 1998, filed as Exhibit 1 to the Registrant’s Form 8-A Registration Statement dated July 23, 1998, File No. 001-08123, and incorporated herein by reference.

(b)           Amended and Restated By-Laws of the Registrant as amended through February 24, 2000, filed as Exhibit 3(b) to the Registrant’s Form 10-Q Report for the quarter ended March 31, 2000, File No. 001-08123, and incorporated herein by reference.

(c)           Amendment to Rights Agreement dated as of October 15, 2001 between the Registrant and BankBoston, N.A., filed as Exhibit 4(a) to the Registrant’s Form 10-Q Report for the quarter ended December 31, 2001, File No. 001-08123, and incorporated herein by reference; Rights Agreement dated as of July 24, 1998, between the Registrant and BankBoston, N.A., as Rights Agent, filed as Exhibit 1 to the Registrant’s Form 8-A Registration Statement dated July 23, 1998, File No. 001-08123, and incorporated herein by reference.

5              Opinion of Counsel

23(a)       Consent of Grant Thornton LLP

23(b)       Consent of Joan R. Riley, Esq. (contained in Exhibit 5)

24            Powers of Attorney

99(a)       Quixote Corporation 2001 Non-Employee Director Stock Option Plan as amended November 5, 2007 and filed as Appendix B to the Registrant’s DEF Schedule 14A Proxy Statement for the Annual Meeting of Stockholders on November 15, 2007 and incorporated herein by reference.

99(b)       Form of Director Non-Qualified Stock Option Agreement filed as Exhibit 10(c) to the Registrant’s current report on Form 8-K, File No. 001-08123, filed on November 19, 2004 and incorporated herein by reference.

ITEM 9.                  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being, made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 13th day of December, 2007.

QUIXOTE CORPORATION

By:	/s/ Leslie J. Jezuit
Leslie J. Jezuit
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Leslie J. Jezuit	Chairman, Chief Executive Officer and	December 13, 2007
Leslie J. Jezuit	Director (Principal Executive Officer)

/s/ Daniel P. Gorey	Vice President, Finance, Treasurer and	December 13, 2007
Daniel P. Gorey	Director (Principal Financial Officer and
Principal Accounting Officer)

/s/ James H. DeVries	Director	December 13, 2007
James H. DeVries

/s/ Lawrence C. McQuade	Director	December 13, 2007
Lawrence C. McQuade

/s/ Robert D. van Roijen	Director	December 13, 2007
Robert D. van Roijen

/s/ Duane M. Tyler	Director	December 13. 2007
Duane M. Tyler

EXHIBIT INDEX

Exhibit No.	Exhibit

4(a)

Restated Certificate of Incorporation dated February 4, 1998 filed as Exhibit 3(a) to the Registrant’s Form 10-Q Report for the quarter ended December 31, 1997, File No. 001-08123, and incorporated herein by reference; Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock dated July 24, 1998, filed as Exhibit 1 to the Registrant’s Form 8-A Registration Statement dated July 23, 1998, File No. 001-08123, and incorporated herein by reference.

(b)

Amended and Restated By-Laws of the Registrant as amended through February 24, 2000, filed as Exhibit 3(b) to the Registrant’s Form 10-Q Report for the quarter ended March 31, 2000, File No. 001-08123, and incorporated herein by reference.

(c)

Amendment to Rights Agreement dated as of October 15, 2001 between the Registrant and BankBoston, N.A., filed as Exhibit 4(a) to the Registrant’s Form 10-Q Report for the quarter ended December 31, 2001, File No. 001-08123, and incorporated herein by reference; Rights Agreement dated as of July 24, 1998, between the Registrant and BankBoston, N.A., as Rights Agent, filed as Exhibit 1 to the Registrant’s Form 8-A Registration Statement dated July 23, 1998, File No. 001-08123, and incorporated herein by reference.

5	Opinion of Counsel

23(a)	Consent of Grant Thornton LLP

23(b)	Consent of Joan R. Riley, Esq. (contained in Exhibit 5)

24	Powers of Attorney

99(a)

Quixote Corporation 2001 Non-Employee Director Stock Option Plan as amended November 5, 2007 and filed as Appendix B to the Registrant’s DEF Schedule 14A Proxy Statement for the Annual Meeting of Stockholders on November 15, 2007 and incorporated herein by reference.

99(b)

Form of Director Non-Qualified Stock Option Agreement filed as Exhibit 10(c) to the Registrant’s current report on Form 8-K, File No. 001-08123, filed on November 19, 2004 and incorporated herein by reference.